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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the First Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus for the Offering of the Undivided Interests in the Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority and El Conquistador Partnership L.P. and to the use of our report dated October 16, 1998 (except for the fourth paragraph of Note 5, as to which the date is November 3, 1998) with respect to the Balance Sheet of Conquistador Holding, Inc. which is included in the First Amendment to the Registration Statement on Form S-11 and the related Preliminary Official Statement and Prospectus of El Conquistador Partnership L.P., to be filed with the Securities and Exchange Commission on or about December 30, 1998.

                                          ERNST & YOUNG LLP

Dallas, Texas
December 29, 1998


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